UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/06/2007

Owens Corning
(Exact name of registrant as specified in its charter)

Commission File Number:  1-33100

Delaware	43-2109021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Owens Corning Parkway
Toledo, OH 43659
(Address of principal executive offices, including zip code)

(419) 248-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2007, Owens Corning (the "Company") announced that Michael H. Thaman has assumed the primary executive responsibility for the Company. He is Chairman of the Board, President and Chief Executive Officer. As previously announced, Mr. Thaman succeeds David T. Brown who retired as a director and officer of Owens Corning on December 6, 2007.

Mr. Thaman, 43, was previously Chairman of the Board. He was named to the Board of Directors in 2002 and became Chairman of the Board later that year. He also served as Chief Financial Officer from 2000 to 2007. Prior to being named Chief Financial Officer, Mr. Thaman held the positions of President of the Company's Exterior Systems business in North America and of its Engineered Pipe business in Europe.

As Chairman of the Board, President and Chief Executive Officer, Mr. Thaman's annual base salary is $950,000. In addition, Mr. Thaman received a one-time grant of 200,000 shares of restricted stock which vest based on stock price appreciation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: December 06, 2007	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel and Secretary